Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-253519 and 333-232693) of Genmab A/S of our report dated March 29, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab
Hellerup, Denmark
March 29, 2021

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR-nr. 33 77 12 31
Strandvejen 44, DK-2900 Hellerup T: 3945 3945, www.pwc.dk